Guardant Health Reports Second Quarter 2024 Financial Results and Increases 2024 Revenue Guidance
Revenue growth of 29% driven by strong clinical and biopharma volume and Guardant360 ASP tailwinds
Shield approved by FDA as primary option for CRC screening and is commercially available in U.S.
PALO ALTO, Calif. August 7, 2024 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights
•Revenue of $177.2 million for the second quarter of 2024, an increase of 29% over the second quarter of 2023
•Reported 49,400 tests to clinical customers and 10,475 tests to biopharmaceutical customers in the second quarter of 2024, representing increases of 14% and 56%, respectively, over the second quarter of 2023
•Raised 2024 annual guidance for revenue to a new range of $690 to $700 million, representing growth of 22% to 24%
Recent Operating Highlights
•Received FDA approval for Shield as a first-line CRC screening option and initiated commercial launch of Shield IVD
•Shield now meets the requirements for Medicare coverage for 45 million eligible individuals
•Launched major upgrade of Guardant360 on Smart Liquid Biopsy platform, further extending best-in-class performance
•Upgraded Guardant360 TissueNext to a 498 gene panel to identify more treatment options for patients with advanced cancer
•Publication of COSMOS study data in Clinical Cancer Research further validates Reveal for MRD CRC surveillance testing in Stage II and III patients
“We had another strong quarter driven by solid volume growth, particularly for biopharma, and continued improvements to Guardant360 reimbursement,” said Helmy Eltoukhy, co-founder and co-CEO. “We also reached major milestones across our oncology business with the upgrades of Guardant360 onto our Smart Liquid Biopsy platform, a revolutionary platform that combines genomics with epigenomics, and of Guardant360 TissueNext to identify more treatment options for patients with advanced cancer. Additionally, our COSMOS study was recently published in Clinical Cancer Research and submitted to MolDx for Medicare reimbursement of CRC surveillance. We look forward to continuing this momentum throughout the remainder of the year as we deliver on our mission of giving us all more time free from cancer.”
“FDA approval of our Shield blood test for first-line colorectal cancer screening is a huge victory for Guardant and patients,” said AmirAli Talasaz, co-founder and co-CEO. “Commercial launch of Shield and CMS coverage make our blood-based screening option accessible to more than 45 million Medicare beneficiaries. Shield offers a more pleasant way to stay up to date with colorectal cancer screening and detect the disease early, when it is more easily treated.”
Second Quarter 2024 Financial Results
Revenue was $177.2 million for the second quarter of 2024, a 29% increase from $137.2 million for the corresponding prior year period. Precision oncology revenue grew 33%, to $166.5 million for the second quarter of 2024, from $125.2 million for the corresponding prior year period, driven by an increase in clinical and biopharma testing volume, which grew 14% and 56%, respectively, over the prior year period. The increase in precision oncology revenue was also attributable to an increase in reimbursement for our tests, due to an increase in Medicare reimbursement for our Guardant360 LDT test to $5,000, effective January 1, 2024; and an increase in both Medicare Advantage and commercial payer reimbursement. Development services and other revenue was $10.7 million for the second quarter of 2024, compared to $11.9 million for the corresponding prior year period.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $104.8 million for the second quarter of 2024, an increase of $21.5 million from $83.3 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 59%, as compared to 61% for the corresponding prior year period. Precision oncology gross margin was 61% in the second quarter of 2024, as compared to 61% in the prior year period. Development services and other gross margin was 37% in the second quarter of 2024, as compared to 62% in the prior year period.
Non-GAAP gross profit was $106.8 million for the second quarter of 2024, an increase of $21.5 million, from $85.4 million for the corresponding prior year period. Non-GAAP gross margin was 60% for the second quarter of 2024, as compared to 62% for the corresponding prior year period.

Non-GAAP gross profit excluding screening was $109.7 million for the second quarter of 2024, an increase of $22.1 million, from $87.6 million for the corresponding prior year period. Non-GAAP gross margin excluding screening was 62% for the second quarter of 2024, as compared to 64% for the corresponding prior year period.
Operating expenses were $205.4 million for the second quarter of 2024, as compared to $202.9 million for the corresponding prior year period. Non-GAAP operating expenses were $178.8 million for the second quarter of 2024, as compared to $180.5 million for the corresponding prior year period.
Net loss was $102.6 million for the second quarter of 2024, as compared to $72.8 million for the corresponding prior year period. Net loss per share was $0.84 for the second quarter of 2024, as compared to $0.67 for the corresponding prior year period. The year-over-year increase in net loss is primarily due to a $79.5 million increase in unrealized losses recorded for our equity security investment, partially offset by a $23.6 million impairment for our non-marketable equity security investments and other related assets recorded during the corresponding prior year period, a $19.0 million year over year improvement in loss from operations, and a $7.2 million increase in interest income.
Non-GAAP net loss was $58.5 million for the second quarter of 2024, as compared to $88.7 million for the corresponding prior year period. Non-GAAP net loss per share was $0.48 for the second quarter of 2024, as compared to $0.82 for the corresponding prior year period.
Adjusted EBITDA loss was $61.9 million for the second quarter of 2024, as compared to a $85.2 million loss for the corresponding prior year period.
Free cash flow for the second quarter of 2024 was $(99.1) million, as compared to $(100.5) million for the corresponding prior year period. Cash, cash equivalents, and restricted cash were $1.0 billion as of June 30, 2024.
2024 Guidance
Guardant Health now expects full year 2024 revenue excluding screening to be in the range of $690 to $700 million, representing growth of 22% to 24% compared to full year 2023 This compares to the prior range of $675 to $685 million, representing growth of 20% to 21%. Guardant Health continues to expect full year 2024 non-GAAP gross margin excluding screening to be in the range of 61% to 63% and total non-GAAP operating expenses to be in the range of $720 to $730 million, representing a flat to 1% decrease compared to 2023. Guardant Health continues to expect free cash flow to be in the range of $(275) to $(285) million in 2024, representing an improvement of $60 million to $70 million compared to 2023.
Webcast Information
Guardant Health will host a conference call to discuss the second quarter 2024 financial results after market close on Wednesday, August 7, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP cost of screening, non-GAAP gross profit, non-GAAP gross profit excluding cost of screening, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, regulatory approval for products or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue:
Precision oncology testing	$166,518	$125,244	$322,747	$238,637
Development services and other	10,717	11,906	22,979	27,227
Total revenue	177,235	137,150	345,726	265,864
Costs and operating expenses:
Cost of precision oncology testing	65,715	49,357	125,021	94,463
Cost of development services and other	6,706	4,491	12,696	12,458
Research and development expense	83,102	90,359	166,904	183,487
Sales and marketing expense	81,867	71,043	162,292	147,166
General and administrative expense	40,463	41,516	79,114	81,961
Total costs and operating expenses	277,853	256,766	546,027	519,535
Loss from operations	(100,618)	(119,616)	(200,301)	(253,671)
Interest income	13,913	6,727	28,781	9,787
Interest expense	(645)	(645)	(1,290)	(1,289)
Other income (expense), net	(15,145)	41,259	(44,265)	39,605
Loss before provision for income taxes	(102,495)	(72,275)	(217,075)	(205,568)
Provision for income taxes	133	496	538	736
Net loss	$(102,628)	$(72,771)	$(217,613)	$(206,304)
Net loss per share, basic and diluted	$(0.84)	$(0.67)	$(1.78)	$(1.95)
Weighted-average shares used in computing net loss per share, basic and diluted	122,447	108,808	122,080	105,752

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,035,239	$1,133,537
Short-term marketable debt securities	—	35,097
Accounts receivable, net	100,519	88,783
Inventory, net	66,984	61,948
Prepaid expenses and other current assets, net	87,232	27,741
Total current assets	1,289,974	1,347,106
Property and equipment, net	132,317	145,096
Right-of-use assets, net	146,111	157,616
Intangible assets, net	7,742	8,979
Goodwill	3,290	3,290
Other assets, net	29,906	124,334
Total Assets	$1,609,340	$1,786,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,447	$51,741
Accrued compensation	59,067	72,736
Accrued expenses	70,680	63,475
Deferred revenue	29,375	17,965
Total current liabilities	201,569	205,917
Convertible senior notes, net	1,141,256	1,139,966
Long-term operating lease liabilities	172,194	185,848
Other long-term liabilities	95,934	96,006
Total Liabilities	1,610,953	1,627,737
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 122,969,580 and 121,629,861 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,363,501	2,304,220
Accumulated other comprehensive loss	(5,640)	(3,675)
Accumulated deficit	(2,359,475)	(2,141,862)
Total Stockholders’ (Deficit) Equity	(1,613)	158,684
Total Liabilities and Stockholders’ (Deficit) Equity	$1,609,340	$1,786,421

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

GAAP cost of precision oncology testing	$65,715	$49,357	$125,021	$94,463
Amortization of intangible assets	(150)	(149)	(299)	(297)
Stock-based compensation expense and related employer payroll tax payments	(1,309)	(1,225)	(2,587)	(2,443)
Non-GAAP cost of precision oncology testing	$64,256	$47,983	$122,135	$91,723

GAAP cost of development services and other	$6,706	$4,491	$12,696	$12,458
Amortization of intangible assets	(67)	(201)	(267)	(402)
Stock-based compensation expense and related employer payroll tax payments	(498)	(478)	(997)	(954)
Non-GAAP cost of development services and other	$6,141	$3,812	$11,432	$11,102

GAAP gross profit	$104,814	$83,302	$208,009	$158,943
Amortization of intangible assets	217	350	566	699
Stock-based compensation expense and related employer payroll tax payments	1,807	1,703	3,584	3,397
Non-GAAP gross profit	$106,838	$85,355	$212,159	$163,039

GAAP cost of screening	$3,459	$2,966	$6,788	$7,031
Amortization of intangible assets	(67)	(201)	(267)	(402)
Stock-based compensation expense and related employer payroll tax payments	(498)	(478)	(997)	(954)
Non-GAAP cost of screening	$2,894	$2,287	$5,524	$5,675
Non-GAAP gross profit excluding cost of screening	$109,732	$87,642	$217,683	$168,714

GAAP research and development expense	$83,102	$90,359	$166,904	$183,487
Stock-based compensation expense and related employer payroll tax payments	(10,001)	(8,518)	(20,065)	(17,266)
Contingent consideration	(110)	(531)	(485)	(1,101)
Non-GAAP research and development expense	$72,991	$81,310	$146,354	$165,120

GAAP sales and marketing expense	$81,867	$71,043	$162,292	$147,166
Stock-based compensation expense and related employer payroll tax payments	(7,258)	(5,977)	(14,587)	(13,520)
Non-GAAP sales and marketing expense	$74,609	$65,066	$147,705	$133,646

GAAP general and administrative expense	$40,463	$41,516	$79,114	$81,961
Amortization of intangible assets	(335)	(336)	(671)	(667)
Stock-based compensation expense and related employer payroll tax payments	(8,659)	(6,755)	(16,823)	(11,223)
Contingent consideration	(300)	(310)	(420)	(10)
Non-GAAP general and administrative expense	$31,169	$34,115	$61,200	$70,061

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

GAAP loss from operations	$(100,618)	$(119,616)	$(200,301)	$(253,671)
Amortization of intangible assets	552	686	1,237	1,366
Stock-based compensation expense and related employer payroll tax payments	27,725	22,953	55,059	45,406
Contingent consideration	410	841	905	1,111
Non-GAAP loss from operations	$(71,931)	$(95,136)	$(143,100)	$(205,788)

GAAP net loss	$(102,628)	$(72,771)	$(217,613)	$(206,304)
Amortization of intangible assets	552	686	1,237	1,366
Stock-based compensation expense and related employer payroll tax payments	27,725	22,953	55,059	45,406
Contingent consideration	410	841	905	1,111
Unrealized losses (gains) on marketable equity securities	15,485	(63,997)	45,539	(67,879)
Impairment of non-marketable equity securities and other related assets	—	23,569	—	29,054
Non-GAAP net loss	$(58,456)	$(88,719)	$(114,873)	$(197,246)

GAAP net loss per share, basic and diluted	$(0.84)	$(0.67)	$(1.78)	$(1.95)
Non-GAAP net loss per share, basic and diluted	$(0.48)	$(0.82)	$(0.94)	$(1.87)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	122,447	108,808	122,080	105,752

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

GAAP net loss	$(102,628)	$(72,771)	$(217,613)	$(206,304)
Interest income	(13,913)	(6,727)	(28,781)	(9,787)
Interest expense	645	645	1,290	1,289
Other expense (income), net	15,145	(41,259)	44,265	(39,605)
Provision for income taxes	133	496	538	736
Depreciation and amortization	10,623	10,631	21,335	20,976
Stock-based compensation expense and related employer payroll tax payments	27,725	22,953	55,059	45,406
Contingent consideration	410	841	905	1,111
Adjusted EBITDA	$(61,860)	$(85,191)	$(123,002)	$(186,178)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net cash used in operating activities	$(94,002)	$(94,015)	$(124,286)	$(168,456)
Purchase of property and equipment	(5,077)	(6,513)	(12,011)	(14,037)
Free cash flow	$(99,079)	$(100,528)	$(136,297)	$(182,493)